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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-33823 of Fund America Investors Corporation II on Form S-3 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Fund America Investors Corporation II for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Denver, Colorado
October 28, 1997